Exhibit 3.21

ARTICLES OF INCORPORATION

BY

DOLGENCORP, INC.

We, the undersigned, acting as incorporators of a corporation under the Kentucky Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST:             The name of the corporation is DOLGENCORP, INC.

SECOND:        The period of its duration is perpetual.

THIRD:            The purpose or purposes for which the corporation is organized are:

(1)           To engage in the transaction of any or all lawful business for which corporations may be incorporated under the provisions of the Kentucky Business Corporation Act.

(2)           To operate general retail merchantile stores.

FOURTH:        The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) without par value.

FIFTH:             Provisions limiting, denying or enlarging to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

Shareholders shall not have any preemptive rights to acquire additional shares.

SIXTH:            The post office address of its initial registered office is: Kentucky Home Life Building, c/o C T Corporation System, Louisville, Kentucky 40202, and the name of its initial registered agent at such address is C T Corporation System.

SEVENTH:      The number of directors constituting the initial board of directors of the corporation is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	POST OFFICE ADDRESS

Cal Turner	c/o Dollar General Corporation
Scottsville, Kentucky 42164

Cal Turner, Jr.	c/o Dollar General Corporation
Scottsville, Kentucky 42164

Hubert Craddock	c/o Dollar General Corporation
Scottsville, Kentucky 42164

EIGHTH:          The name and post office address of each incorporator is:

NAME	POST OFFICE ADDRESS

G. F. Robinson	1820 First Natl. Bank Tower, Atlanta, GA 30303

D. W. Hans	1820 First Natl. Bank Tower, Atlanta, GA 30303

R. K. Bennett	1820 First Natl. Bank Tower, Atlanta, GA 30303

Dated December 17th, 1973

Signature:	/s/ G. F. Robinson

Signature:	/s/ D. W. Hans

Signature	/s/ R. K. Bennett

State of Georgia	)
) SS
County of Fulton	)

I, Edna B. Bell, a notary public, do hereby certify that on this 17th day of December 1973, personally appeared before me, G. F. Robinson, D. W. Hans and R. K. Bennett, who being by me first duly sworn, severally declared that they are the person who signed the foregoing document as incorporators, and that they statements therein contained are true.

Signature:	/s/ Edna B. Bell

Name:	Edna B. Bell, Notary Public
Notary Public, Georgia, State at large – My Commission Expires Aug. 16, 1975

(Notary Seal)

Prepared By:

Signature:	/s/ William P. Johnston

Name:	William P. Johnston,
William P. Johnston Waller, Lansden, Dortch & Davis American Trust Building Nashville, Tennessee